Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of March 20, 2019, by and between Ballantyne Strong, Inc. a Delaware corporation (the “Company”), and Todd Major, a South Carolina resident (the “Employee”).

The Company desires to employ Employee as its Senior Vice President of Finance, and the parties desire to enter into this Agreement with respect to such employment.

NOW, THEREFORE, in consideration of mutual promises and covenants herein contained, the parties hereto intending to become legally bound agree as follows:

1. Employment. The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by the Company upon the terms and conditions hereinafter set forth.

2. Duties and Services.

2.1 Title and Duties. The Employee shall serve as Senior Vice President of Finance for the Company and shall perform such duties as are customary for such role in a public company registered with the SEC and listed on a national securities exchange and such other duties as may be assigned to him from time to time by the Chief Financial Officer of the Company, which services may include serving as an officer or director of a subsidiary or affiliate of the Company.

2.2 Time. The Employee shall devote his full business time and attention to the business of the Company and to the promotion of the Company’s best interest, subject to vacations, holidays and normal illnesses pursuant to the Company’s policies in place from time to time. The Employee shall at all times comply with Company policies in place from time to time, including but not limited to the Company’s Code of Ethics.

2.3 Travel. The Employee shall undertake such travel as may be necessary and desirable to promote the business and affairs of the Company, consistent with the Employee’s position and duties with the Company.

3. Term of Employment. The Employee’s employment will be “at-will,” meaning that either the Employee or the Company may terminate the Employee’s employment at any time and for any reason, with or without cause. In the event of a change of control that results in the Employee losing Employment with the Company, or if for any reason the Senior Vice President of Finance position is eliminated at the Company without the Employee being offered a mutually-agreed comparable opportunity at an affiliate Company, Employee will be entitled to severance equal to one year of the Employee’s base salary.

4. Compensation.

4.1 Base Salary. For all of the services to be rendered by the Employee under this Agreement, the Company shall pay the Employee a base salary equal to $200,000 (the “Base Salary”). The compensation paid hereunder to the Employee shall be paid in accordance with the normal payroll practices of the Company and shall be subject to the customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee. The Base Salary will be subject to annual review and adjustment based upon the Employee’s performance.

4.2 Additional Compensation. In addition to the Base Salary set forth in subparagraph 4.1 above, the Company shall pay the Employee additional compensation as set forth below.

4.2.1 Equity Grant Signing Bonus. The Company, within sixty (60) days after the date of this Agreement and subject to approval by the Compensation Committee, shall grant to the Employee restricted stock units equal to $75,000 of common stock of the Company pursuant to the Company’s 2017 Omnibus Equity Compensation Plan as determined based on the trading price of the company’s Common Stock on date of grant, vesting over a period of three years from the date of grant.

4.2.2 Cash Signing Bonus. The Company will pay the Employee a cash signing bonus in the aggregate amount of $30,000, payable in two equal installments of $15,000 payable as of 30 and 60 days, respectively, after the date of this Agreement. The Cash Signing Bonus is subject to forfeiture if the Employee resigns from the Company or is terminated for Cause, as defined in Section 4.4, below. Such bonus shall be payable in accordance with the Company’s normal payroll practices.

4.2.3 Annual Bonus. Commencing with respect to the Company’s 2019 fiscal year, the Employee will be eligible to receive a bonus in an amount targeted at 25% of base salary, payable in a combination of cash and equity in the Company, as determined by the Chief Financial Officer and Compensation Committee of the Ballantyne Board of Directors. The bonus will be subject to the achievement of performance metrics and other criteria as determined by the Chief Financial Officer and Compensation Committee of the Ballantyne Board of Directors. Any equity grants will vest over a period of three to five years from the date of grant as determined by the Compensation Committee. Any equity award shall be evidenced by and subject to the terms and conditions of an Award Agreement entered into between the Company and the Employee.

5. Vacation. The Employee shall be entitled to vacation of up to four (4) weeks per calendar year, pursuant to the applicable Company policy. All vacations shall be in addition to recognized national holidays. During all vacations, the Employee’s compensation and other benefits as stated herein shall continue to be paid in full. Such vacations shall be taken only at times convenient for the Company, as approved by the Chief Financial Officer.

6. Company Benefit Programs. In addition to the compensation and to the rights provided for elsewhere in this Agreement, the Employee shall be entitled to participate in each plan of the Company now or hereafter adopted and in effect from time to time for the benefit of Employee employees of the Company, to the extent permitted by such plans and by applicable law. Nothing in this Agreement shall limit the Company’s right to amend, modify and/or terminate any benefit plan, policies or programs at any time for any reason.

Company: DKC
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Employee: TM

7. Restrictive Covenants and Need for Protection. Employee acknowledges that, because of his senior Employee position with the Company, he has or will develop knowledge of the affairs of the Company and its subsidiaries and their relationships with dealers, distributors and customers such that he could do serious damage to the financial welfare of the Company and/or its subsidiaries should he compete or assist others in competing with the business of the Company and/or its subsidiaries. Consequently, and in consideration of his employment with the Company, and for the benefits he is to receive under this Agreement, and for other good and valuable consideration, the receipt of which he hereby acknowledges, the Employee agrees as follows:

7.1 Confidential Information.

7.1.1 Non-disclosure. Except as the Company may permit or direct in writing, during the term of this Agreement and thereafter, the Employee agrees that he will not disclose to any person or entity any confidential or proprietary information, knowledge or data of the Company or any of its subsidiaries which he may have obtained while in the employ of the Company, relating to any customers, customer lists, methods, distribution, sales, prices, profits, costs, contracts, inventories, suppliers, dealers, distributors, business prospects, business methods, manufacturing ideas, formulas, plans or techniques, research, trade secrets, or know-how of the Company or any of its subsidiaries. Nothing contained in this Agreement shall limit the Employee’s ability to respond to a lawful subpoena; to make a report to or cooperate with any government agency, including without limitation the ability to participate in an investigation, provide information, and recover any remuneration awarded for doing so; and to comply with any other legal obligations.

7.1.2 Return of Records. All records, documents, software, computer disks and any other form of information relating to the business of the Company or any of its subsidiaries, which are or were prepared or created by the Employee, or which may or did come into his possession during the term of his employment with the Company, including any and all copies thereof, shall immediately be returned to or, as the case may be, shall remain in the possession of the Company, as of the termination of the Employee’s employment with the Company.

7.2 Covenant Not to Compete. During the Employee’s employment and for a period of one year thereafter, the Employee agrees that he will not participate in or finance, directly or indirectly, for himself or on behalf of any third party, anywhere in the world, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business that is materially competitive with the business of the Company and/or any of its subsidiaries, as conducted at any time during the twelve-month period prior to the time in question. Notwithstanding the foregoing, the ownership of not more than two percent (2%) of the outstanding securities of any company listed on any public exchange or regularly traded in the over-the-counter market, provided that the Employee’s involvement with any such company is solely that of a passive security holder and the Employee discloses such ownership in advance to the Company’s Board of Directors, shall not constitute a violation of this paragraph.

Company: DKC
3 of 6
Employee: TM

7.3 Covenant Not to Solicit. The Employee agrees that he will not, during the Employee’s employment and for a period of one (1) year thereafter:

(a) directly or indirectly, request or advise any of the customers, distributors or dealers of the Company or any of its subsidiaries to terminate or curtail their business with the Company or any of its subsidiaries, or to patronize another business which is materially competitive with the Company or any of its subsidiaries; or

(b) directly or indirectly, on behalf of himself or any other person or entity, request, advise or solicit any employee of the Company or any of its subsidiaries to leave such employment for any reason.

7.4 Judicial Modification. In the event that any court of law or equity shall consider or hold any aspect of this Section 7 to be unreasonable or otherwise unenforceable, the parties hereto agree that the aspect of this Section so found may be reduced or modified by appropriate order of the court and shall thereafter continue, as so modified, in full force and effect.

7.5 Injunctive Relief. The parties hereto acknowledge that the remedies at law for breach of this Section 7 will be inadequate, and that the Company shall be entitled to injunctive relief for violation thereof; provided, however, that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from the Employee.

8. Inventions and Discoveries. The Employee hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company, all of Employee’s right, title and interest in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material made or conceived by the Employee, solely or jointly, during the term hereof which relate to the products and services provided by the Company or any of its subsidiaries or which otherwise relate or pertain to the business, functions or operations of the Company or any of its subsidiaries. The Employee agrees to communicate promptly and to disclose to the Company in such form as the Employee may be required to do so, all information, details and data pertaining to such inventions, ideas, disclosures and improvements and to execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications, and, as to copyrightable material, to obtain copyrights thereof.

9. Tax Withholding. All payments made and benefits provided by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

10. Survival of Obligations. All obligations of the Company and the Employee that by their nature involve performance, in any particular, after the termination of the Employee’s employment or the term of this Agreement, or that cannot be ascertained to have been fully performed until after the termination of Employee’s employment or the term of this Agreement, will survive the expiration or termination of the term of this Agreement.

Company: DKC
4 of 6
Employee: TM

11. Officer Resignation. Upon termination of his employment with the Company for any reason, the Employee shall resign, as of the date of such termination, from any corporate office or director position held with the Company or any of its parent companies, subsidiaries or affiliates.

12. Miscellaneous. The following miscellaneous sections shall apply to this Agreement:

12.1 Modifications and Waivers. No provision of this Agreement may be modified, waived or discharged unless that modification, waiver or discharge is agreed to in writing by the Employee and the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by that other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time, or at any prior or subsequent time.

12.2 Construction of Agreement. This Agreement supercedes any oral or written agreements between the Employee and the Company and any oral representations by the Company to the Employee with respect to the subject matter of this Agreement.

12.3 Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Delaware.

12.4 Severability. If any one or more of the provisions of this Agreement, including but not limited to Section 7 hereof, or any word, phrase, clause, sentence or other portion of a provision is deemed illegal or unenforceable for any reason, that provision or portion will be modified or deleted in such a manner as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions will remain in full force and effect.

12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which will evidence one and the same agreement.

12.6 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal representatives, successors and assigns.

12.7 Notices. Any notice, request or other communication required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered in person, on the next business day after being delivered to a nationally-recognized overnight courier service (for such next-day delivery) or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested and addressed to the other party at the respective addressees set forth below or to the other addresses of either party may have furnished to the other in writing in accordance with this Section 12.7, except that notice of change of address will be effective only upon receipt.

Company: DKC
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Employee: TM

If to Company:	Ballantyne Strong, Inc.
11422 Miracle Hills Drive, Suite 300
Omaha, NE 68154
ATTN: Chief Executive Officer

If to Employee:	At the address for the Employee most recently on file with the Company.

12.8 Entire Agreement. This Agreement contains the entire agreement of the parties. All prior arrangements or understandings, whether written or oral, are merged herein. This Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

BALLANTYNE STRONG, INC.		EMPLOYEE

By:	/s/ D. Kyle Cerminara	By:	/s/ Todd Major
Name:	D. Kyle Cerminara	Name:	Todd Major
Title:	Chairman & CEO	Date:	March 21, 2019
Date:	March 21, 2019

Company: DKC
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Employee: TM